UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2015
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer
On September 3, 2015, the Board of Directors of The Andersons, Inc. (the “Company”) appointed Patrick E. Bowe, 56, President and Chief Executive Officer effective November 2, 2015, succeeding Michael J. Anderson who has served as President and Chief Executive Officer of the Company as well as Chairman of the Board since 2009. Mr. Anderson will continue to serve as Chairman of the Board of Directors. Mr. Bowe will become a member of the Board of Directors effective November 2, 2015.
Mr. Bowe served as Corporate Vice President of Cargill, Inc. and Platform Leader of the company’s Food Ingredients and Systems since 2007. Cargill is a leading global provider of food, agriculture, financial and industrial products and services. From 1999 to 2007, Mr. Bowe served as President of its Corn Wet Milling business. From 1994 to 1999, he served as the Vice President for Corn Milling in Blaire, Nebraska. From 1992 to 1994, he served as its Vice President in Sao Paulo, Brazil. Mr. Bowe first joined Cargill in 1984 at the Chicago Board of Trade for Cargill Investor Services. Prior to Cargill, Mr. Bowe worked as a grain merchant for Louis Dreyfus and Phil O’Connell Grain Company. Since 2008, Mr. Bowe has served as a board member of Fabcon Inc., and since 2009 as a board member of The Schwan Food Company. Mr. Bowe earned a Bachelor’s degree in Political Science from Stanford University, Palo Alto, California, in 1980, and a Master’s degree from the Food Research Institute, Stanford University, in 1983.
Under the terms of the agreement in connection with his appointment as President and Chief Executive Officer, Mr. Bowe is entitled to the following:

•	$900,000 annual base salary;

•	Upon the achievement of target-level performance, an annual bonus of one hundred percent (100%) of his annual base salary which will be paid on a pro-rated basis for the 2015 performance period;

•
Eligible for annual equity incentive grants pursuant to the long term incentive program under the Company’s 2014 Long Term Incentive Compensation Plan, with an anticipated grant date value of $2,000,000 , which are subject to accelerated vesting under certain specified circumstances;

•
A special grant of restricted common stock to be made when Mr. Bowe commences employment with the Company, in an amount of shares equal to $1,000,000 divided by the closing price of our stock on the last trading day prior to the date of grant. Subject to accelerated vesting under certain specified circumstances, the restricted stock will vest 33 1/3% on the first anniversary of his effective date of hire, 33 1/3% on the second anniversary of his effective date of hire, and 33 1/3% on the third anniversary of his effective date of hire [to compensate for lost benefits (including equity grants) at Mr. Bowe’s previous employer] ;

•
A special grant of options to acquire 325,000 shares of Company common stock, to be made when Mr. Bowe commences employment with the Company. Subject to accelerated vesting under certain specified circumstances, the stock options will vest 33 1/3% on the first anniversary of his effective date of hire, 33 1/3% on the second anniversary of his effective date of hire, and 33 1/3% on the third anniversary of his effective date of hire, and will have a 7 year term;

•	Indemnification of potential claims for forfeiture of previously issued equity grants from prior employer, not to exceed $4,000,000;

•	Appointment to The Andersons Board of Directors;

•
Reimbursement of sales commissions from sale of current home, not to exceed $400,000; twelve months temporary housing allowance not to exceed $75,000; and reasonable relocation expenses incurred for purchase of new home and travel expenses in accordance with The Company’s relocation program applicable to the Company’s senior executives;

•	All of the Company’s benefit plans or arrangements in effect from time to time with respect generally to senior executives; and

•	Reimbursement for professional fees and costs incurred in connection with the negotiation and documentation of his employment arrangements, not to exceed $50,000.
The executive employment agreement is for an indefinite term, subject to termination at any time by the Company or Mr. Bowe. Mr. Bowe’ executive employment agreement also provides for severance payments and benefits in the event that his position with the Company is involuntarily terminated by the Company without cause or by Mr. Bowe for good reason. During the initial 3 year period of employment, the severance payments will be upon terms different than the Company’s generally available plans for senior executives. During the initial 3 year period, subject to Mr. Bowe’s continued compliance with certain obligations under the executive employment agreement and certain other conditions, if Mr. Bowe’s employment is terminated by the Company without cause or by Mr. Bowe with good reason, the Company will pay or provide Mr. Bowe with accrued benefits, an amount equal to two times the sum of his base salary plus the target bonus; senior executive level outplacement services for a period of twelve months following the termination date and continued participation in the Company’s group health plan. Under certain circumstances, if Mr. Bowe’s employment is terminated during the three months preceding or twenty four months following a “change in control” which occurs on or prior to the third anniversary of the effective date of the executive employment agreement, the Company shall pay or provide Mr. Bowe with accrued benefits, an amount equal to three times the sum of his base salary plus the target bonus; senior executive level outplacement services for a period of twelve months following the termination date and continued participation in the Company’s group health plan. After the initial three year period elapses, Mr. Bowe’s severance payments and benefits will be as provided in the Company’s generally available severance plan for senior executives.
Additionally, the executive employment agreement includes clawback provisions that apply to his $4,000,000 indemnification payment in the event he voluntarily terminates service without good reason or is terminated for cause on or before the third anniversary date of his employment. For a period of twenty-four months (thirty-six months in the event of a change-in-control) following his termination of employment, Mr. Bowe is prohibited from competing against the Company, soliciting its customers or employees, and working for a competitor. Mr. Bowe has also agreed that he will not disclose the Company’s confidential information.
A copy of the Company’s press release related to Mr. Bowe’s appointment is being furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed or furnished with this report.

Exhibit No.	Description

99.1	The Andersons, Inc. Press Release dated September 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

September 9, 2015	By:	/s/ Michael J. Anderson

Name: Michael J. Anderson
Title: Chairman and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

99.1	The Andersons, Inc. Press Release dated September 9, 2015